SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (the “Agreement”) is made and entered into by and between Vestis Services, LLC, on behalf of itself, its parents, subsidiaries, and affiliates (“Vestis” or the “Company”), and Christopher R. Synek (the “Employee”). The Company and Employee are sometimes referred to collectively herein as “the parties.” WHEREAS, through an offer letter dated July 19, 2023, Aramark offered Employee a position of employment at-will as the Chief Operating Officer of Aramark Uniform Services (the “Offer Letter”); WHEREAS, Employee accepted such at-will employment by signing his Offer Letter on July 28, 2023; WHEREAS, on or about August 30, 2023, Employee and Aramark Services, Inc. entered into a written “Agreement Relating to Employment and Post-Employment Competition” (the “Employment Agreement”); WHEREAS, on September 30, 2023, Aramark spun off its Aramark Uniform Services business and the Employment Agreement was assigned by Aramark Services, Inc. to Vestis; WHEREAS, the parties agree that Employee resigned his employment with the Company and its subsidiaries effective February 6, 2024 (the “Separation Date”); and WHEREAS, the parties wish to facilitate Employee’s transition to new employment; NOW, in consideration of the premises, representation, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows: 1. Separation of Employment. On the Separation Date, Employee resigned from all positions, directorships and offices he holds with the Company and its subsidiaries, affiliates and related entities, including but not limited to the position of Chief Operating Officer. Except as otherwise stated herein or set forth in the applicable plan documents, Employee’s participation in all benefit plans of the Company and its subsidiaries will cease on the Separation Date. 2. Separation Payment and Pro Rata Bonus. If Employee executes, confirms, and does not revoke this Agreement, and if Employee otherwise complies with all of the terms set forth in and expressly incorporated into this Agreement, the Company shall pay Employee the following amounts: (a) The aggregate sum of Six Hundred Thousand Dollars ($600,000), less required tax withholdings and other applicable deductions (the “Separation Payment”). Exhibit 10.23

The Separation Payment shall be paid to Employee in a lump sum, via direct deposit, within 21 days after the Effective Date (as defined below). (b) A pro rata bonus for Fiscal Year 2024, less required tax withholdings and other applicable deductions (“Pro Rata Bonus”). The amount of the Pro Rata Bonus will be based on Employee’s target annual bonus of $450,000 and will be paid as a percentage of target based on the Company’s actual financial performance in Fiscal Year 2024 as determined and declared by the Company’s Compensation and Human Resources Committee under the Management Incentive Bonus Plan, and shall be pro rated to account for the number of days during which Employee was employed by the Company during Fiscal Year 2024, divided by 365 days. The Pro Rata Bonus shall be paid to Employee in a lump sum, via direct deposit, on or about the same date that bonuses under the Management Incentive Bonus Plan are paid to the Company’s other executives in respect of the Fiscal Year 2024. Neither the Separation Payment nor the Pro Rata Bonus will be counted as compensation for any employee benefit plan or program. The parties also agree that the Separation Payment and Pro Rata Bonus set forth in this Agreement shall supersede, in full, any separation payments, severance benefits and/or bonus payments under the Employment Agreement, Offer Letter, or otherwise. The Company’s obligation to pay the Separation Payment and/or Pro Rata Bonus shall immediately cease if Employee: (1) breaches any terms of this Agreement; (2) violates any of the Surviving Provisions (as defined below); or (3) otherwise commits a violation of law that causes any injury to the Company or any of the Released Parties (as defined below). 3. General Release by Employee. In exchange for the promises and agreements contained herein and the payments described above, Employee, on behalf of himself and his spouse, executors, heirs and beneficiaries, hereby irrevocably and unconditionally releases the Company and each of its subsidiaries, Aramark and each of its subsidiaries and each of their respective members, directors, officers, employees, affiliates, stockholders, related parties, predecessors, successors, assigns, parents, subsidiaries, and each of their respective past, present and future employees, officers, directors, employee benefit plans, agents, insurers, fiduciaries, partners, representatives, members, affiliates, stockholders and related parties (collectively, the “Released Parties”) from any and all charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, disability benefits, medical and hospital expenses, actions, causes of action, suits, rights, demands, costs, losses, debits and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, vested or contingent, and whether concealed or hidden, which Employee ever had or ever will have against the Released Parties by reason of any and all acts, omissions, events, transactions, circumstances or facts existing or occurring up to the date hereof, including, but not limited to, claims related to compensation, pay, payments, proceeds, cash flow, capital gains, commissions, hours, bonuses, pension, disability, physical or mental affliction, benefits including paid sick leave, family leave or vacation days and payment for unused vacation, terms and conditions of employment, attorney fees or costs, and claims of retaliation or discrimination on account of all protected categories under applicable law, including without limitation, age, race, color, sex, sexual orientation, marital status, disability, national origin, citizenship, veteran status and religion. Through this release, Employee also releases all claims arising out of or related to each of the following statutes, as amended from time to time: Title VII of the 1964 Civil Rights Act, Section 1981 of the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Sarbanes Oxley Act, the Immigration Reform Control Act, the National Labor Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, and the Family and Medical Leave Act. Employee also releases each of the Released Parties from all claims arising out of or related to any other federal, state or local employment law, any other federal, state, or local statute, ordinance, regulation, order or public policy, and the laws of any other country. Through this Agreement, Employee also specifically releases each of the Released Parties from any claims based on public policy, contract, implied contract, misrepresentation, promissory estoppel, unjust enrichment, or other tort or common law. Further, through this Agreement, Employee specifically releases the Released Parties from any and all claims arising out of or related to the Employment Agreement or Offer Letter or related to any employee handbooks, personnel manuals, or employment policies. In addition, to the maximum extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any class action (putative or certified), collective action (putative or certified) or mass or other multi-party action or proceeding in which the Company or any of the Released Parties is a party. The parties specifically agree that the release set forth in this paragraph is intended to be as broad in scope as possible under all applicable laws, and that it specifically includes the release of all claims arising out of or related in any way to Employee’s employment with and separation from the Company and its subsidiaries. The only claims not included in this release are those that, pursuant to applicable law, cannot be released. Moreover, this release does not preclude an action to enforce this Agreement in the event of a breach. THE RELEASE SET FORTH IN THIS AGREEMENT IS INTENDED TO BE ENFORCEABLE AGAINST THE RELEASED PARTIES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND OTHER RELEASEES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS’ EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY RELEASEE. Employee hereby agrees that this release is given knowingly and voluntarily and acknowledges that: a. this release is written in a manner understood by Employee; b. at or before the time Employee was given a copy of this release, Employee was informed (and is hereby informed) that Employee has up to twenty- one (21) calendar days following the date he received this release to consider it;

c. prior to executing this release, Employee had the opportunity to consider this release for up to a full twenty-one (21) calendar days after Employee’s receipt thereof (although Employee may have chosen to execute it before twenty-one (21) calendar days after Employee’s receipt thereof); d. Employee has carefully read and fully understands all of the provisions of this release including the rights Employee is waiving and the terms and consequences of Employee’s execution of this release; e. Employee does not waive any rights arising after the date on which he signs this Agreement; f. Employee has received valuable consideration in exchange for the release in addition to amounts Employee is already entitled to receive; g. Employee knowingly, voluntarily and in good faith agrees to all of the terms set forth in this release; h. Employee knowingly, voluntarily and in good faith intends to be legally bound by this release and to waive the rights identified herein; i. Employee has been advised (and hereby is advised) to consult with an attorney prior to executing this release; and j. prior to executing this release, Employee was informed (and hereby is informed) in writing that: (i) Employee has seven (7) days following the date on which Employee executes this release in which to revoke this release, (ii) this release will become effective, enforceable and irrevocable on the eighth calendar day (the “Effective Date”) after Employee executes this release, unless the Company receives Employee’s written revocation on or before the close of business on the seventh day after Employee executes this release, and (iii) if Employee revokes this release, it will not become effective or enforceable, and Employee will not receive any of the consideration set forth in the Agreement. Employee’s written revocation of this release pursuant to this paragraph must occur by delivering a written notice of revocation to the Company via email to Angie Kervin at Kervin- Angie@aramark.com, and via overnight mail with proof of delivery to: Angie Kervin, Vestis Corporation, 500 Colonial Center Parkway, Suite 140, Roswell, GA 30076. 4. No Other Payments or Benefits. Except as otherwise provided in this Agreement, Employee shall not be entitled to any other payments, compensation, wages, employment benefits of any kind, reimbursements or distributions from the Company or any Released Parties under (a) the incentive plans, employee benefit plans or any other arrangements maintained by the Company or Released Parties, and (b) this Agreement or any prior agreement, express or implied, written or unwritten, or otherwise. References in this Agreement to the release of claims by Employee against the Company and the other

Released Parties shall be deemed to also include, without limitation, the release of claims against the Company and the Released Parties regarding all contractual payments, compensation, commissions, wages, benefits, back pay, interest, statutory payments and penalties, bonuses, damages, vacation, sick leave, paid time off, medical, dental, optical or hospitalization benefits, accidental death and dismemberment coverage, long-term disability coverage, short and long-term incentive plans, flexible spending plans, stock options, stock grants, stock appreciation rights, loyalty stock, pensions, 401(k) plan or other retirement benefits of any kind, education benefits, automobile usage benefits, life insurance benefits, overtime, sick pay, severance pay, travel expenses, out-of-pocket reimbursements, any other form of compensation, and attorneys’ fees and costs arising out of, related to, or derivative from Employee’s employment with the Company, the separation thereof, or otherwise. For the avoidance of doubt, nothing in this paragraph or any other paragraph of this Agreement shall be construed to limit Employee’s rights or preclude the use of any benefit due and already vested pursuant to an ERISA employment benefit plan. 5. Covenant Not to Sue. Employee hereby represents that he has not filed any state, federal or other lawsuits against the Company or other Released Parties and will not file any state, federal or other lawsuits against the Company or other Released Parties for any claims existing as of the date on which he executes this Agreement. Employee also represents that he has not filed any formal or informal complaints, charges, and/or claims arising out of or related to his employment with the Company or the separation thereof since the Separation Date. Employee further agrees that he will not file any lawsuits against the Company or any of the Released Parties arising out of or in connection with any claims released in this Agreement, except as may be required to enforce the terms of the Agreement. Notwithstanding the foregoing, Employee understands that nothing contained in this Agreement will be interpreted to prevent him from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), or other local civil rights enforcement agency, or from participating in or cooperating with an EEOC or other agency or commission investigation or proceeding. However, Employee agrees that he is waiving, to the maximum extent permitted by applicable law, the right to monetary damages or other individual legal or equitable relief awarded as a result of any such proceeding. Further, this Agreement does not prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Agreement requires Employee to seek prior authorization from the Company to make any such reports or disclosures and Employee does not need and is not required to notify the Company that Employee has made any such reports or disclosures. This Agreement is also not intended to and does not restrict Employee from seeking or obtaining an SEC whistleblower award. 6. Severability. If any provision of this Agreement shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement. 7. Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver or estoppel of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company. 8. Surviving Provisions. The parties agree that certain provisions of the Employment Agreement, such as Article 1 (Non-Disclosure and Non-Disparagement), Article 2 (Non-Competition), Article 3 (Non-Solicitation), Article 4 (Discoveries and Works) and Article 5 (Remedies), survive the separation of Employee’s employment, together with any applicable definitions used in such Articles (collectively, the “Surviving Provisions”). The Surviving Provisions are in addition to Employee’s obligations under this Agreement. 9. Trade Secrets. In compliance with 18 U.S.C. § 1833(b), as established by the Defend Trade Secrets Act of 2016, Employee is given notice of the following: (1) that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. 10. Notice to Third Parties. Employee will notify any subsequent employer of the existence and terms of Articles 2 and 3 of the Employment Agreement at least 7 days in advance of accepting any such employment. For purposes of this Agreement, “subsequent employer” also includes any person or entity that engages Employee as a contractor, consultant, or in a similar capacity, or with whom Employee otherwise becomes affiliated. Employee also must disclose to the Company’s General Counsel, in writing, prior to commencing work with any subsequent employer, the name, address and contact information of any such person or entity along with Employee’s hire or engagement date, job title, and a complete description of Employee’s anticipated duties. Employee further agrees that the Company, without advance notice to Employee, may notify any person or entity, including but not limited to any prospective and/or future employer(s) of Employee or any other person or entity that has engaged or intends to engage Employee in any capacity, about the existence and terms of the Employment Agreement and this Agreement. 11. Tolling. Employee acknowledges and agrees that in the event Employee breaches any of the restrictive covenants in this Agreement or the Employment Agreement, the period of each such restrictive covenant shall be tolled during the time of such breach so that the Company receives the full period of the applicable restriction. Employee agrees that, to the maximum extent permitted by applicable law, a court of competent jurisdiction shall extend the duration of the restrictive covenant by a period equal to the length of time from the last date of Employee’s employment with the Company to the cessation of any such breach by Employee, or such other date as the court may deem equitable under the circumstances. 12. Non-Admission: Employee understands and agrees that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to Employee or any other person, and that the Company makes no such admission. Except for litigation between the parties involving an alleged breach of this Agreement, neither the fact of this Agreement nor any provisions contained in this Agreement shall be construed to be admissible, or shall be admissible, in any other proceeding, either as evidence of wrongdoing by the Company or by any of the Released Parties or for any other purpose. 13. Return of Company Materials. Employee represents that prior to executing this Agreement he returned all Company property within his possession, custody or control, including but not limited to all documents, manuals, computers, computer programs, discs, drives, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, relating in any way to the Company’s business and prepared by Employee or obtained by Employee from the Company, its affiliates, clients or its suppliers during the course of Employee’s employment with the Company, with all data intact. Further, to the extent that Employee made use of Employee’s own personal computing devices (e.g., phone, laptop, thumb drive, etc.) during Employee’s employment with the Company, subject to any applicable litigation hold directive that Employee received and that remains in effect, Employee agrees to: (i) permanently delete all Company property and information from such personal computing devices; (ii) deliver such personal computing devices to the Company for review and permit the Company to delete all Company property and information from such personal computing devices; and/or (iii) allow the Company to remotely delete all Company property and information from such personal computing devices. 14. Future Assistance. For a two-year period following the Separation Date, Employee agrees, if requested in writing by the Company, to provide the Company and its subsidiaries, Aramark and its subsidiaries and/or any of its or their parents, successors, assigns, directors, officers, members, authorized agents or attorneys his reasonable cooperation and assistance in connection with any and all questions, facts or events occurring during Employee’s employment or arising out of or related to such employment. This cooperation and assistance includes, but is not limited to, consultation regarding mergers and acquisitions, strategy matters, vendor and customer relations, and occasional employee matters. Employee will make himself available in connection with any claims, disputes, negotiations, investigations, lawsuits, or administrative proceedings involving the Company, upon the Company’s request and without the necessity of subpoena, to provide information or documents, provide truthful declarations or information to the Company, meet with attorneys or other representatives of the Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. The Company agrees to reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in providing the services described in this Paragraph. Other than for such reasonable out-of-pocket expenses, the parties agree that the only compensation to which Employee shall be entitled for the assistance required under this paragraph shall be the specific payments set forth in this Agreement. 15. Section 409A Compliance. The payments due under this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments of “nonqualified deferred compensation” provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. To the extent Section 409A applies, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments of “nonqualified deferred compensation” to be made under this Agreement by reason of a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this letter comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. 16. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both Employee and the Company. 17. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other. 18. Assignment. Employee warrants and represents that, prior to and including the date hereof, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that Employee has the sole right to execute this Agreement on his own behalf. Employee shall not assign this Agreement, or any of his rights or obligations under this Agreement, without the prior written consent of an authorized representative of the Company. Any purported assignment by Employee in violation of this paragraph shall be null and void. The Company may assign this Agreement without prior notice to or consent of Employee, and the rights of the Company under this Agreement shall inure to the benefit of the Company’s successors and assigns. 19. Integration. This Agreement and the Surviving Provisions constitute the entire agreement between the parties with regard to the subject matters described herein. The parties agree and intend that this Agreement supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. 20. Third Party Beneficiaries. Each of the Released Parties is an intended third party beneficiary of this Agreement. 21. Applicable Law. This Agreement shall be governed by, interpreted and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law provisions of any state or jurisdiction. Any dispute pertaining to, arising out of or related to this Agreement shall be brought only in, and the parties agree irrevocably to subject themselves to the personal jurisdiction of, a state or federal court of competent jurisdiction in the State of Delaware. 22. Execution of Release. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement. 23. Section Headings. The section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. If Employee signs this Agreement fewer than 21 days after he receives it from the Company, he confirms that he does so voluntarily and without any pressure or coercion from anyone at the Company. [the rest of this page is intentionally blank; the signature page follows on the next page]

IN WITNESS WHEREOF, Employee and the Company have voluntarily signed this Separation Agreement and General Release on the dates set forth below. CHRISTOPHER R. SYNEK _________________________________ Date:_________________, 2024 VESTIS SERVICES, LLC By:_______________________________ Title:____________________________ Date: ________________, 2024 February 5 Timothy R. Donovan Executive Vice President February 5